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                                                                    Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

IMP, Inc.
San Jose, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-89008, No. 33-65578, and No. 33-6727511) of our
report dated July 12, 2002 relating to the financial statements and financial statement schedule of IMP, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2002. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/ BDO Seidman, LLP

San Jose, California
July 12, 2002